Exhibit 4.2

WAIVER OF 20% VOTING LIMITATION AGREEMENT

This WAIVER OF 20% VOTING LIMITATION AGREEMENT, dated as of July 7, 2015 (this “Waiver Agreement”), is made by and among CNX Coal Resources GP LLC, the General Partner of CNX Coal Resources LP (the “Partnership”) and a Delaware limited liability company (the “General Partner”), and each of Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., Greenlight Capital (Gold), LP, Greenlight Coal (GCOP), LLC, Greenlight Coal (GGOM), LLC and Greenlight Coal (GLRE), LLC (each, a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Common Unit Purchase Agreement, dated as of June 25, 2015 and amended as of June 30, 2015 (as amended, the “Purchase Agreement”), by and among the Partnership and the Purchasers or the LP Agreement (as defined below), as applicable.

WITNESSETH:

WHEREAS, pursuant to the definition of “Outstanding” in that certain First Amended and Restated Agreement of the Limited Partnership of the Partnership attached hereto as Exhibit A (as may be amended from time to time, the “LP Agreement”), if at any time any person or group beneficially owns 20% or more of the Outstanding Partnership Interests of any class, all Partnership Interests owned by or for the benefit of such person or group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter that is to be voted on by the Limited Partners (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under the LP Agreement (such provision, or any successor or similar provision in the LP Agreement or any other document, the “20% Voting Limitation”) subject to certain limitations; and

WHEREAS, pursuant to Section 7.1(b) of the Purchase Agreement, the Partnership and the Purchasers agreed that the delivery of this Waiver Agreement which, in part, waives the 20% Voting Limitation with respect to the Purchasers (including the approvals and actions of the board of the directors of the General Partner (the “Board”) set forth herein and therein) shall be a condition to the Closing and the consummation of the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Waiver. The General Partner hereby irrevocably agrees that, for so long as the Purchasers, in the aggregate, beneficially own not less than 20% of the total Outstanding Common Units, each Common Unit and any other Partnership Interest owned by or for the benefit of any Purchaser (regardless of whether such Common Unit or other Partnership Interest was acquired before, on or after the date hereof) shall be entitled to be voted on any matter on which holders of Common Units or such other Partnership Interests, as applicable, vote (without giving effect to the 20% Voting Limitation) and shall be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter that is to be voted on by the Limited Partners, calculating required votes, determining the presence of a quorum or for other similar purposes under the LP Agreement (including, without limitation, the exercise of any rights of Limited Partners under the LP Agreement) notwithstanding the 20% Voting Limitation. For the avoidance of doubt, to the extent the Purchasers, in the aggregate, beneficially own less than 20% of the total Outstanding Common Units, each Common Unit and any other Partnership Interest owned by or for the benefit of any Purchaser (regardless of whether such Common Unit or other Partnership Interest was acquired before, on or after the date hereof) shall be entitled to be voted on any matter on which holders of Common Units or such other Partnership Interests, as applicable, vote (without giving effect to the 20% Voting Limitation) and shall be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter that is to be voted on by the Limited Partners, calculating required votes, determining the presence of a quorum or for other similar purposes under the LP Agreement (including, without limitation, the exercise of any rights of Limited Partners under the LP Agreement). This Waiver Agreement shall satisfy the notice requirement of the General Partner to the Purchasers set forth in the definition of “Outstanding” in the LP Agreement. For the avoidance of doubt, any calculation of a percentage of total Outstanding Common Units herein shall include as Outstanding Common Units any Common Units considered Outstanding in accordance with the LP Agreement (including, without limitation, as a result of any waiver or approval of the Board).

2. Representations and Warranties of the General Partner. The General Partner hereby represents and warrants to each Purchaser that as of the date hereof:

2.1. Existence and Power. The General Partner is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all limited liability company powers required to carry on its business as now being, and as proposed to be, conducted. The General Partner is authorized or duly qualified to do business as a foreign partnership and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary;

2.2. Authorization. The execution, delivery and performance by the General Partner of its obligations under this Waiver Agreement, and the consummation by the General Partner of the transactions contemplated hereby, are within the General Partner’s limited liability company power and have been duly authorized by all necessary limited liability company action on the part of the General Partner. This Waiver Agreement has been duly and validly executed by the General Partner and constitutes the valid and binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to applicable bankruptcy, insolvency, amalgamation, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding of law or in equity);

2.3. Governmental and Court Authorization. The execution, delivery and performance by the General Partner of this Waiver Agreement do not require consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official, court or other authority (collectively, the “Consents”), that has not been obtained or made;

2.4. Non-Contravention. The execution, delivery and performance by the General Partner of its obligations under this Waiver Agreement do not and will not (A) contravene or

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conflict with the General Partner’s or the Partnership’s organizational documents (including, without limitation, the LP Agreement) or (B) (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the General Partner or the Partnership, (ii) require any consent, approval or other action by any person or constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the General Partner or the Partnership to a loss of any benefit to which the General Partner or the Partnership is entitled under any provision of any agreement, contract, indenture, lease or other instrument binding upon the General Partner or the Partnership or any license, franchise, permit or other similar authorization held by the General Partner or the Partnership or (iii) result in the creation or imposition of any encumbrances;

2.5. LP Agreement. The LP Agreement attached hereto as Exhibit A is true and correct in all respects;

2.6. Board Consent. The Board has approved (and such approval has not been revoked) the resolutions set forth as Exhibit B herein (which include, without limitation, the authorization of the execution, delivery, and performance of the Waiver Agreement by the General Partner); and

2.7. Ownership. The Purchased Common Units sold pursuant to the Purchase Agreement, in the aggregate, represent approximately 43.1% of the total Outstanding Common Units as of the date hereof.

3. Termination. This Waiver Agreement shall automatically and forever terminate at such time that the Purchasers, in the aggregate, beneficially own less than 20% of the total Outstanding Common Units unless the Purchasers, in the aggregate, beneficially own less than 20% of the total Outstanding Common Units as a result of any action by the General Partner and/or the Partnership with the purpose of terminating this Waiver Agreement (including, without limitation, effecting any dividend or distribution paid or made by the Partnership on the outstanding Common Units in Common Units or any repurchase, split, subdivision, recapitalization or similar transaction with respect to the outstanding Common Units resulting in the termination of this Waiver Agreement); provided, however, that this Section 3 and Section 4 shall survive any termination of this Waiver Agreement. For the avoidance of doubt, the General Partner and the Purchasers agree that the Partnership’s issuance of Common Units or other Partnership Interests with a legitimate business purpose and for good and valuable consideration (including in connection with acquisitions and financings) shall not be deemed to be actions by the General Partner and/or the Partnership with the purpose of terminating this Waiver Agreement. No termination shall relieve any party hereto from liability for any material breach of this Waiver Agreement or bad faith conduct that occurred prior to, or in connection with, such termination. The General Partner and the Purchasers further agree and acknowledge that prior to the termination of this Waiver Agreement pursuant to this Section 3, the 20% Voting Limitation is not applicable to each Common Unit and any other Partnership Interest owned by or for the benefit of any Purchaser (regardless of whether such Common Unit or other Partnership Interest was acquired before, on or after the date hereof) and such interests shall be “Outstanding” for all purposes set forth in the LP Agreement.

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4. Miscellaneous. The provisions of Sections 8.1-8.7 and 8.10 of the Purchase Agreement shall apply mutatis mutandis to this Waiver Agreement. The parties acknowledge that remedies at law may be inadequate to protect it against actual or threatened breach of this Waiver Agreement. Without prejudice to any other rights and remedies otherwise available, the parties agree to the granting of injunctive relief without proof of actual damages or the posting of a bond or other security. The General Partner further agrees that it will not, and will cause the Partnership not to, after the termination of this Waiver Agreement pursuant to Section 3, take any action with the purpose of causing the Purchasers, in the aggregate, to beneficially own not less than 20% of the total Outstanding Common Units thereafter (including, without limitation, effecting any dividend or distribution paid or made by the Partnership on the outstanding Common Units in Common Units or any repurchase, split, subdivision, recapitalization or similar transaction with respect to the outstanding Common Units resulting in the Purchasers, in the aggregate, beneficially owning not less than 20% of the total Outstanding Common Units thereafter).

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(Signature Page Follows)

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IN WITNESS HEREOF, the parties hereto have caused this Waiver Agreement to be executed and delivered by their respective duly authorized signatories on the date first written above.

THE GENERAL PARTNER:

CNX COAL RESOURCES GP LLC

By:	/s/ Lorraine L. Ritter
Name:	Lorraine L. Ritter
Title:	Chief Financial Officer and Chief Accounting Officer

THE PURCHASERS:

GREENLIGHT CAPITAL, L.P.

By: Greenlight Capital, Inc., its investment manager

By:	/s/ Daniel Roitman/Harry Brandler
Name:	Daniel Roitman/Harry Brandler
Title:	COO/CFO

GREENLIGHT CAPITAL QUALIFIED, L.P.

By: Greenlight Capital, Inc., its investment manager

By:	/s/ Daniel Roitman/Harry Brandler
Name:	Daniel Roitman/Harry Brandler
Title:	COO/CFO

GREENLIGHT CAPITAL (GOLD), LP

By: DME Capital Management, LP, its investment manager

By:	/s/ Daniel Roitman/Harry Brandler
Name:	Daniel Roitman/Harry Brandler
Title:	COO/CFO

GREENLIGHT COAL (GCOP), LLC

By: Greenlight Capital, Inc., its manager

By:	/s/ Daniel Roitman/Harry Brandler
Name:	Daniel Roitman/Harry Brandler
Title:	COO/CFO

GREENLIGHT COAL (GGOM), LLC

By: Greenlight Capital, Inc., its manager

By:	/s/ Daniel Roitman/Harry Brandler
Name:	Daniel Roitman/Harry Brandler
Title:	COO/CFO

GREENLIGHT COAL (GLRE), LLC

By: Greenlight Capital, Inc., its manager

By:	/s/ Daniel Roitman/Harry Brandler
Name:	Daniel Roitman/Harry Brandler
Title:	COO/CFO

EXHIBIT A

LP AGREEMENT

(see attached)

EXHIBIT B

RESOLUTIONS

WHEREAS, pursuant to the definition of “Outstanding” in that certain First Amended and Restated Agreement of the Limited Partnership of the Partnership (as may be amended from time to time, the “LP Agreement”), if at any time any person or group beneficially owns 20% or more of the Outstanding Partnership Interests (as defined in the LP Agreement) of any class, all Partnership Interests (as defined in the LP Agreement) owned by or for the benefit of such person or group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding (as defined in the LP Agreement) when sending notices of a meeting of Limited Partners (as defined in the LP Agreement) to vote on any matter that is to be voted on by the Limited Partners (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under the LP Agreement (such provision, or any successor or similar provision in the LP Agreement or any other document, the “20% Voting Limitation”) unless such person or group receives prior approval (regarding the inapplicability of the 20% Voting Limitation to such person or group) of the board of directors (the “Board”) of CNX Coal Resources GP LLC, the General Partner of the Partnership (the “General Partner”);

WHEREAS, pursuant to Section 7.1(b) of that certain Common Unit Purchase Agreement, dated as of June 25, 2015 and amended as of June 30, 2015 (as amended, the “Purchase Agreement”), by and among CNX Coal Resources LP (the “Partnership”) and each of Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., Greenlight Capital (Gold), LP, Greenlight Coal (GCOP), LLC, Greenlight Coal (GGOM), LLC and Greenlight Coal (GLRE), LLC (collectively, the “Purchasers”), the Partnership and the Purchasers agreed, in part, that as a condition to the Closing (as defined in the Purchase Agreement) and the consummation of the transactions contemplated by the Purchase Agreement, (i) the Board shall provide prior approval that the 20% Voting Limitation is not applicable to each Common Unit and any other Partnership Interest owned by or for the benefit of any Purchaser (regardless of whether such Common Unit or other Partnership Interest was acquired before, on or after the date hereof) in accordance with clause (iii) of the definition of “Outstanding” in the LP Agreement (the “20% Voting Limitation Approval”); provided, that, such approval shall automatically and forever terminate at such time that the Purchasers, in the aggregate, beneficially own less than 20% of the total Outstanding Common Units (unless the Purchasers, in the aggregate, beneficially own less than 20% of the total Outstanding Common Units as a result of any action by the General Partner and/or the Partnership with the purpose of terminating the 20% Voting Limitation Approval (including, without limitation, effecting any dividend or distribution paid or made by the Partnership on the outstanding Common Units in Common Units or a repurchase, split, subdivision, recapitalization or similar transaction with respect to the outstanding Common Units resulting in the termination of the 20% Voting Limitation Approval)) and (ii) the General Partner shall execute and deliver to the Purchasers, the Waiver Agreement attached hereto (the “Waiver Agreement”); and

WHEREAS, after due and careful consideration, the Board wishes to declare the advisability of entering into and approving in all respects the 20% Voting Limitation Approval, the Waiver Agreement and the consummation of any transactions contemplated by the Waiver Agreement.

NOW, THEREFORE, BE IT

RESOLVED, that the Waiver Agreement (including the consummation of any transactions contemplated by such Waiver Agreement) and the 20% Voting Limitation Approval are advisable and in the best interests of the General Partner and the Partnership and are authorized, approved and adopted in all respects.1

[1]	NTD: General authorization to officers to be added.